UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 24, 2006

The First Marblehead Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-31825	04-3295311
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

The Prudential Tower 800 Boylston Street, 34th Floor Boston, Massachusetts		02199-8157
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (800) 895-4283

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On January 24, 2006, the Compensation Committee of the Board of Directors of The First Marblehead Corporation (the “Corporation”) increased the annual base salary of Jack L. Kopnisky, Chief Executive Officer, President and Chief Operating Officer of the Corporation, from $500,000 to $800,000, effective as of September 6, 2005.  In determining to increase Mr. Kopnisky’s base salary, the Compensation Committee considered the Corporation’s financial and operating performance since Mr. Kopnisky’s hiring in September 2005, Mr. Kopnisky’s salary relative to the salaries of other officers of the Corporation and his increased responsibilities as a result of his appointment as Chief Executive Officer on September 27, 2005. Mr. Kopnisky’s target bonus will remain 100% of his annual base salary.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE FIRST MARBLEHEAD CORPORATION

Date: January 30, 2006	By:	/s/ Peter B. Tarr
Peter B. Tarr Chairman of the Board of Directors and General Counsel